UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2021

Thoma Bravo Advantage

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-39889 (Commission File Number)	98-1566321 (I.R.S. Employer Identification Number)

150 N. Riverside Plaza, Suite 2800 Chicago, Illinois (Address of principal executive offices)		60606 (Zip Code)

(312) 254-3300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TBA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On January 20, 2021, Thoma Bravo Advantage (the “Company”) consummated its initial public offering (the “IPO”) of 100,000,000 Class A ordinary shares, par value of $0.0001 per share (the “Class A ordinary shares”), which included 10,000,000 Class A ordinary shares issued as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per share, and a private placement with Thoma Bravo Advantage Sponsor, LLC of 2,400,000 private placement shares at a price of $10.00 per share (the “Private Placement”).

The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $1,000,000,000 in the aggregate (the “Offering Proceeds”), were placed in a U.S.-based trust account at Citibank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, established for the benefit of the public shareholders of the Company. Except for the withdrawal from interest earned on the Offering Proceeds in the trust account to fund franchise and income taxes payable, none of the funds held in the trust account will be released (1) to the Company, until the completion of the Company’s initial business combination, or (2) to the public shareholders of the Company, until the earliest of (a) the completion of the Company’s initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elect to redeem, (b) the redemption of any Class A ordinary shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination, or to redeem 100% of the Class A ordinary shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO (or 30 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial business combination within 24 months from the closing of the IPO but has not completed its initial business combination within such 24-month period) or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial business combination activity, and (c) the redemption of all of the Class A ordinary shares sold in the IPO if the Company is unable to complete its initial business combination within 24 months (or 30 months, as applicable) from the closing of the IPO, subject to applicable law.

An audited balance sheet as of January 20, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audited Balance Sheet as of January 20, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021	Thoma Bravo Advantage

	By:	/s/ Robert Sayle
	Name:	Robert Sayle
	Title:	Chief Executive Officer